EXHIBIT 4-1
                             ACC CORP.

                 EMPLOYEE LONG TERM INCENTIVE PLAN

                 As Amended through June 14, 1996


     1. PURPOSE. The ACC CORP. EMPLOYEE LONG TERM INCENTIVE PLAN (hereinafter referred to as the "Plan") is designed to furnish additional incentive to key employees of ACC Corp., a Delaware corporation
(hereinafter referred to as the "Company"), and its parents or subsidiaries, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, by encouraging such key employees to acquire a proprietary interest in the Company or to increase the same, and to strengthen the ability of the Company to attract and retain in its employ persons of training, experience and ability. Such purposes will be effected through the ability to grant two types of awards hereunder: (a) stock options, as herein provided, which may be of two types: (i) "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as the same has been and shall be amended (hereinafter referred to as the "Code"); or (ii) non-qualified stock options ("NQSOs"); and (b) stock incentive rights ("SIRs"). Collectively, options and SIRs may sometimes be referred to as "awards," and if not otherwise specified hereinafter, any reference to "options" shall be deemed to refer to both ISOs and NQSOs.

     2.   ELIGIBILITY.

     (a) GENERAL. The persons who shall be eligible to receive awards under the Plan shall be those employees of the Company, or of any of its parents or subsidiaries within the meaning of Section 424(e) and (f) of the Code, who are exempt from the overtime provisions of the Fair Labor Standards Act of 1938, as amended, by reason of employment in an executive, administrative or professional capacity under 29 U.S.C. Section 213(a)(1).

     (b) SPECIAL PROVISIONS REGARDING ISOS. With respect to the granting of ISOs, no ISOs shall be granted to a person who would, at the time of the grant of such option, own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of shares of stock of the Company or its parents or subsidiaries unless at the time of the grant of the ISO both of the following conditions are met:

          (i) the ISO option price is at least 110% of the fair market value of the shares of stock subject to the ISO, as defined in paragraph 4(a) hereof, and

          (ii) the ISO is, by its terms, not exercisable after the expiration of five years from the date it is granted.



     3.   SHARES AUTHORIZED FOR AWARDS.

     (a) SHARES AUTHORIZED FOR ISSUANCE. Subject to the provisions of paragraph 3(b) hereof, the maximum number of shares of the Company's Class A Common Stock, par value $.015 per share, ("Common Stock"), that may be issued under the Plan is 3,000,000 shares of the Company or of its parent or subsidiaries (hereinafter referred to as the "Shares"), which Shares may, in the discretion of the Executive Compensation Committee of the Board of Directors of the Company (the "Committee") consist either in whole or in part of authorized but unissued Shares or Shares held in the treasury of the Company. Any Shares subject to an award which for any reason expires, is terminated unexercised or is forfeited for any reason shall continue to be available for awards under the Plan. For purposes of complying with Code Section 162(m), for each fiscal year of the Company during which this Plan is in effect, no person who is for that year determined to be a "covered employee" for purposes of Code Section 162(m)(3) shall be eligible to be granted options to purchase more than the number of shares authorized for issuance under the Plan.

     (b) ANTI-DILUTION PROVISIONS. The aggregate number and kind of Shares available for awards under the Plan, and the number and kind of Shares subject to outstanding awards, and the option price of each outstanding option, shall be proportionately adjusted by the Committee for any increase, decrease or change in the total outstanding shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or similar transaction (but not by reason of the issuance or purchase of shares by the Company in consideration for money, services or property).

     (c) GENERAL. The Committee may, prospectively or retroactively, amend the terms of any option granted hereunder, except that anything in this Plan to the contrary notwithstanding: (i) no such amendment or other action by the Committee shall impair the rights of any person holding any award under this Plan without his or her consent; and (ii) no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted hereunder be so exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify under said Section 422 any option granted as an ISO. However, for all purposes hereunder, should any option granted as an ISO fail to qualify as an ISO, it shall be treated as an NQSO hereunder.

     4. TERMS AND CONDITIONS OF OPTIONS. Options shall be granted by the Committee pursuant to the Plan and shall be subject to the following terms and conditions:

     (a) PRICE. Each option grant shall state the number of Shares subject to the option and the option exercise price, which shall be not less than the fair market value of the Shares with respect to which the option is granted at the time of the granting of the option; provided, however, that the option exercise price with respect to ISOs shall be at least 110% of fair market value in the case of a grant of an ISO to a person who would at the time of the grant own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of shares of the Company, its parents or subsidiaries. For purposes of this paragraph, "fair market value" shall mean:

          (i) the Closing Price quoted for the Company's Common Stock in the National Association of Securities Dealers Automated Quotation System on the last business day immediately preceding the date of the grant of the option, or

          (ii) the most recent sale price for the Company's Common Stock as of the date of the grant of the option, or

          (iii) such price as shall be determined by the Committee in an attempt made in good faith to meet the requirements of Section 422(b)(4) of the Code.

     (b) TERM. The term of each option grant shall be determined by the Committee subject to the following:

          (i) With respect to ISOs, in no event shall an ISO be exercisable either in whole or in part after the expiration of ten years from the date on which it is granted; except that such term shall not exceed five years with respect to any ISO grant made to a person who would own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of shares of the Company's stock, or that of its parents or subsidiaries, at the time of such grant.

          (ii) With respect to NQSOs, in no event shall an NQSO be exercisable either in whole or in part after the expiration of ten years and one day from the date on which it is granted.

     Notwithstanding the foregoing, the Committee and an optionee may, by mutual agreement, terminate any option granted to such optionee under the Plan.

     (c)  EXERCISABILITY.

          (i) GENERAL. Any options granted hereunder in excess of 2,250 Shares shall only be exercisable with respect to 25% of the number of such optioned Shares on the first anniversary of the date of grant, and with respect to an additional 25% of such Shares on each of the second, third and fourth anniversaries of the date of grant. Any options granted hereunder for 2,250 Shares or less shall only be exercisable with respect to 50% of the number of such optioned Shares on the first anniversary of the date of grant, and with respect to an additional 50% of such Shares on the second anniversary of the date of grant. The Committee shall have the right, however, at any time to waive or modify these exercisability requirements in its sole discretion, subject to the provisions of Section 422 of the Code with respect to ISOs.

          (ii) ACCELERATION OF EXERCISABILITY IN THE EVENT OF A CHANGE IN CONTROL. Notwithstanding subparagraph 4(c)(i) above, all options then outstanding under this Plan shall automatically become exercisable in full upon the occurrence of any of the following events, each of which shall be deemed a "change in control" of the Company: (1) a merger or other business combination approved by the Company's shareholders; (2) the acquisition by a third party of more than 50% of the total outstanding shares of the Company's Common Stock; or (3) a change in the composition of the Company's Board of Directors such that a majority of the Board consists of Directors other than the incumbent Directors and the nominees of the incumbent Directors; PROVIDED, HOWEVER, that in all events the Committee shall have the discretion to determine that a particular transaction does not constitute a "change in control" for purposes of this subparagraph.

     (d) NON-ASSIGNMENT DURING LIFE. During the lifetime of the optionee, options granted hereunder shall be exercisable only by him/her and shall not be assignable or transferable by him/her, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

     (e) DEATH OF OPTIONEE. In the event that an optionee shall die prior to the complete exercise of options granted to him/her under the Plan, such remaining options may be exercised in whole or in part after the date of the optionee's death only: (i) by the optionee's estate or by or on behalf of such person or persons to whom the optionee's rights under the option pass under the optionee's Will or the laws of descent and distribution,
(ii) to the extent that the optionee was entitled to exercise the option at the date of his/her death, and (iii) prior to the expiration of the term of the option.

     (f)  PRIOR OUTSTANDING ISOS.

          (i) ISOS GRANTED PRIOR TO JANUARY 1, 1987. With respect to ISOs granted prior to January 1, 1987, no ISO shall be exercisable in whole or in part while there is outstanding any ISO to purchase Shares in the Company or any of its parents or subsidiaries, or in any predecessor corporation of the Company or parent or subsidiary of such predecessor. For purposes of this subparagraph (i), an ISO shall be deemed to be outstanding until it is exercised in full or expires by reason of the lapse of time.

          (ii) ISOS GRANTED AFTER DECEMBER 31, 1986. With respect to ISOs granted after December 31, 1986, the sequential exercise rule stated in subparagraph (i) above is eliminated in all respects. ISOs thus granted need not be exercised in the order granted, and any ISOs granted prior to January 1, 1987 shall not prevent the exercise, in any order, of any ISOs granted after December 31, 1986.

     (g) GRANT LIMITATION. With respect to ISOs granted under this Plan, the Company may grant any eligible employee ISOs under all incentive stock option plans of the Company or in any corporation which is a parent or subsidiary of the Company, in any amount; PROVIDED, however, that the value of such options, as determined on their date of grant, that shall first become exercisable by an optionee in any calendar year cannot exceed $100,000.

     (h) TERMINATION OF EMPLOYMENT. An option shall be exercisable during the lifetime of the optionee to whom it is granted only if, at all times during the period beginning on the grant date of the option and ending on the day 30 days before the date of such exercise, he or she is an employee of the Company or its parent or any of its subsidiaries, or an employee of a corporation or a parent or subsidiary of such corporation issuing or assuming an option granted hereunder in a transaction to which Section 424(a) of the Code applies, subject to the following exceptions: (i) in the case of an optionee who is disabled within the meaning of Section 22(e)(3) of the Code, the 30-day period after cessation of employment during which an option shall be exercisable shall be one year; and (ii) with respect to NQSOs, the Committee shall have the discretion to extend from 30 days to one year the period following an optionee's termination of employment during which time the optionee may exercise his or her NQSOs that are otherwise exercisable as of the date of such termination. However, notwithstanding the foregoing, no option shall be exercisable after the expiration of its term. For purposes of this subsection, an employment relationship will be treated as continuing intact while the optionee is on military duty, sick leave or other BONA FIDE leave of absence, such as temporary employment by the government, if the period of such leave does not exceed 30 days, or, if longer, so long as a statute or contract guarantees the optionee's right to re-employment with the Company, its parent or any of its subsidiaries, or another corporation issuing or assuming an option granted hereunder in a transaction to which Section 424(a) of the Code applies. When the period of leave exceeds 30 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 31st day of such leave.

     (i) POWER TO ESTABLISH OTHER PROVISIONS. Options granted under the Plan shall contain such other terms and conditions as the Committee shall deem advisable, subject, in the case of ISOs, to the provisions of Section 422 of the Code and the regulations promulgated thereunder.

     5.   EXERCISE OF OPTION.  Options shall be exercised as follows:

     (a) NOTICE AND PAYMENT. Each option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased and the option price being paid, and accompanied by the payment of the applicable option price in cash, by certified or bank check payable to the order of the Company, or, at the discretion of the Committee, by tendering shares of the Company's Common Stock already owned by the optionee (provided, however, that the optionee shall have owned such shares for at least six months). To the extent that the Committee permits payment of the option price through the tender of Common Stock already owned by the optionee, the fair market value of the shares of Common Stock tendered shall be determined by reference to the Closing Price quoted for the Company's Common Stock as of the close of business on the date on which the Company receives notice of the optionee's exercise of an option. Each such notice shall also contain representations on behalf of the optionee that he or she acknowledges that the Company is selling the Shares to him or her under a claim of exemption from registration under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), as a transaction not involving any public offering; that he or she represents and warrants that he or she is acquiring such Shares with a view to "investment" and not with a view to distribution or resale; and that he or she agrees not to transfer, encumber or dispose of the Shares unless: (i) a registration statement with respect to the Shares shall be effective under the Act, together with proof satisfactory to the Company that there has been compliance with applicable state law; or (ii) the Company shall have received an opinion of counsel in form and content satisfactory to the Company to the effect that the transfer qualifies under Rule 144 or some other disclosure exemption from registration and that no violation of the Act or applicable state laws will be involved in such transfer, and/or such other documentation in connection therewith as the Company's counsel may in its sole discretion require.

     (b) ISSUANCE OF CERTIFICATES. Certificates representing the Shares purchased by an optionee shall be issued as soon as practicable after the optionee has complied with the provisions of paragraph 5(a) hereof.

     (c) RIGHTS AS A SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to the Shares purchased until the date of the issuance to him or her of a certificate(s) representing such Shares.

     (d) DISPOSITION OF SHARES RECEIVED PURSUANT TO EXERCISE OF AN ISO. Subject to the provisions of paragraph 5(a) hereof, to obtain ISO tax treatment under the Code, an optionee can make no disposition, within the meaning of Section 424(c) of the Code, of Shares acquired by the exercise of an ISO within two years from the date of the grant of the ISO or within one year following the optionee's exercise of the ISO; PROVIDED, however, that the foregoing holding periods shall not apply to the disposition of Shares after the death of the optionee by the estate of the optionee, or by a person who acquired the Shares by bequest or inheritance or otherwise by reason of the death of the optionee. For purposes of the preceding sentence, in the case of a transfer of Shares by an insolvent optionee to a trustee, receiver or similar fiduciary in any proceeding under Title 11 of the United States Code or any similar insolvency proceeding, neither the transfer, nor any other transfer of such Shares for the benefit of his or her creditors in such proceeding, shall constitute a disposition.

     (e) TAX WITHHOLDING MATTERS. With respect to the exercise of an NQSO hereunder, no later than the date as of which any amount first becomes includible in an optionee's gross income for income tax purposes, the optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld or paid with respect to such income. The Company's obligations under this Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct the amount of any such tax obligations from any payment of any kind otherwise due the optionee.

     6.   STOCK INCENTIVE RIGHTS.

     (a) AWARD OF SIRS. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award one or more SIRs to any eligible employee. SIR grants shall be evidenced by written Stock Incentive Agreements in such form as the Committee may from time to time determine on the advice of counsel to the Company. Each Stock Incentive Agreement shall set forth the number of Shares of Common Stock issuable under the SIRs awarded. Subject to the provisions of Sections 6(c) and 6(e) below, a recipient of an SIR grant shall be entitled to receive that number of Shares of the Company's Common Stock issuable thereunder, without payment, upon the expiration of the incentive period established in the Stock Incentive Agreement with respect to those Shares.

     (b) INCENTIVE PERIOD. Each Stock Incentive Agreement shall set forth the incentive period which shall be applicable to the Shares of Common Stock issuable thereunder, which shall in no event be less than three years from the date of award. Subject to the foregoing, the Committee may, in its sole discretion, establish any vesting schedule with respect to the grant of a SIR that it deems appropriate.

     (c) TERMINATION OF EMPLOYMENT. Except as provided in Section 6(e) below, all SIRs awarded to a grantee shall terminate upon termination of the grantee's employment with the Company prior to the end of the incentive period applicable to his/her SIRs, and in such event, the grantee shall not be entitled to receive any Shares in respect of such award.

     (d) NON-ASSIGNMENT DURING LIFE. During the lifetime of the grantee, SIRs shall not be assignable or transferable by him/her, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

     (e) DEATH, DISABILITY OR RETIREMENT. In the event that the employment of a grantee holding SIRs is terminated during an incentive period by reason of death, permanent disability (as determined by the Committee), or normal retirement, such grantee shall be entitled to receive, as of the date of any such event, that number of Shares equal to:
(1) the product of (i) the total number of Shares that the grantee would have been entitled to receive pursuant to the SIR award upon the expiration of the incentive period had his/her employment not terminated as a result of death, disability or retirement, and (ii) a fraction, the numerator of which shall be the number of full calendar months between the date of award of the SIRs and the date that his/her employment terminated, and the denominator of which shall be the number of full calendar months in the incentive period, less (2) the number of Shares already issued, if any, to the grantee under that SIR award.

     (f) ACCELERATION OF VESTING IN THE EVENT OF A CHANGE IN CONTROL. Notwithstanding the foregoing, all SIRs shall automatically become fully vested and issuable upon the occurrence of a "change in control" of the Company as defined in Paragraph 4(c)(ii) above; PROVIDED, HOWEVER, that in all events the Committee shall have the discretion to determine that a particular transaction does not constitute a "change in control" for purposes of this subparagraph and FURTHER PROVIDED that the grantee is an employee of the Company on the date that such a "change in control" occurs.

     (g) DIVIDEND EQUIVALENT PAYMENTS. During an incentive period, should the Company declare and pay any cash dividends on its Common Stock, each grantee of an SIR shall be entitled to receive from the Company an amount equal to such cash dividend that the Company would have paid to such grantee had he/she, on the record date for the payment of such dividend, owned of record the shares of Common Stock that are covered by the SIR as of the close of business on such record date. Each such dividend equivalent payment shall be made by the Company on the payment date of the cash dividend in respect of which it is to be made.

     (h) ISSUANCE OF CERTIFICATES. Certificates representing the Shares issued to a grantee at the end of an incentive period shall be issued as soon as practicable after the end of the relevant incentive period, subject to the grantee's complying with any conditions to the issuance of such Shares as the Company's counsel shall require in order that the issuance of such Shares will be in compliance with the Act and any other laws applicable thereto, and the Company shall be entitled to receive such other information, assurances, documents, representations or warranties as it or its counsel may reasonably require with respect to such compliance.
Additionally, if deemed necessary by Company counsel, appropriate restrictive legends may be placed on any certificates for Shares issued to a grantee and the Company may cause stop transfer orders to be placed against such certificate(s).

     (i) RIGHTS AS A SHAREHOLDER. A grantee shall have no rights as a shareholder with respect to the Shares subject to outstanding SIRs until the date of the issuance to him/her of a certificate(s) representing such Shares.

     7. TERM OF PLAN. Awards may be granted pursuant to this Plan from time to time within a period of ten years after the date it is adopted by the Board of Directors of the Company or the date it is approved by the holders of a majority of the outstanding shares of the Company, whichever date is earlier. However, the Plan shall not take effect until approved by the holders of a majority of the outstanding shares of the Company, at a duly constituted meeting thereof, held within 12 months before or after the date the Plan is adopted by the Board of Directors.

     8. AMENDMENT AND TERMINATION OF PLAN. Without further approval of the shareholders of the Company, the Board of Directors or the Committee may at any time suspend or terminate the Plan, or, subject to the terms hereof, may amend it from time to time in any manner; provided, however, that no amendment shall be effective without the prior approval of the shareholders of the Company that would: (i) except as provided in paragraph 3(b) hereof, increase the maximum number of Shares for which awards may be granted under the Plan; (ii) change the eligibility requirements for individuals entitled to receive awards under the Plan;
(iii) cause options granted or to be granted under the Plan as ISOs to fail to qualify as ISOs under Section 422 of the Code and the regulations promulgated thereunder; or (iv) materially increase the benefits accruing to participants under the Plan.

     9. ADMINISTRATION. The Plan shall be administered by the Committee, and decisions of the Committee concerning the interpretation and construction of any provisions of the Plan or of any award granted pursuant to the Plan shall be final. The Company shall effect the grant of awards under the Plan in accordance with the decisions of the Committee, which may, from time to time, adopt rules and regulations for the carrying out of the Plan. For purposes of the Plan, an option shall be deemed to be granted when a written Stock Option Contract is signed on behalf of the Company by its duly authorized officer or representative, and a grant of SIRs shall be deemed to be made as of the date a written Stock Incentive Agreement is signed on behalf of the Company by its duly authorized officer or representative. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion and without limitation: to determine the individuals to receive awards; the timing and amount of such awards; the incentive period applicable to each SIR award; the term of each option; the date(s) on which each option shall become exercisable; whether an option shall be exercisable in whole, in part, or in installments; the option exercise price of each option; the terms of payment for Shares purchased by the exercise of each option; to accelerate the date of exercise of any installment; and to make all other determinations necessary or advisable for administering the Plan. Whenever the Company issues Shares with respect to SIRs awarded under this Plan, it shall withhold an amount sufficient to satisfy any Federal, state and/or local income tax withholding requirements prior to the delivery of any certificate(s) representing such Shares. Such withholding shall be accomplished by withholding that number of Shares from the total to be so issued as equals the amount of such withholding requirements to be satisfied, such Shares to be valued at their then-current fair market value (as determined by the closing price quoted for the Company's Common Stock on the last business day on which it traded immediately preceding the end of the relevant incentive period). Any fractional Shares resulting from such tax withholding shall be paid to the participant in cash. The Plan, all awards granted and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

     10. RESERVATION OF SHARES. The Company shall be under no obligation to reserve Shares to fill awards. Likewise, because of the substantial nature of the conditions which must be met to entitle eligible employees to deliveries of reserved Shares, the Company shall be under no obligation to reserve Shares against such deliveries. The optioning or awarding and reservation of Shares for employees hereunder shall not be construed to constitute the establishment of a trust of the Shares so optioned or awarded and reserved, and no particular Shares shall be identified as optioned or awarded and reserved for employees hereunder. The Company shall be deemed to have complied with the terms of the Plan if, at the time of the issuance and delivery pursuant to the exercise of an option, or expiration of an incentive period with respect to an SIR, or reservation, as the case may be, it has a sufficient number of Shares authorized and unissued or held in its treasury for the purposes of the Plan, irrespective of the date when such Shares were authorized.

     11. APPLICATION OF PROCEEDS. The proceeds of the sale of Shares by the Company under the Plan will constitute general funds of the Company and may be used by the Company for any purpose.

                                 (FORM) INCENTIVE STOCK OPTION CONTRACT



     This INCENTIVE STOCK OPTION CONTRACT is made by and between ACC Corp., a Delaware corporation, with its principal executive offices at 400 West Avenue, Rochester, New York 14611 (the "Company") and
__________________________         with         an        address        of
(the "Optionee").

     The parties hereby agree as follows:

     1. GRANT OF OPTION. Pursuant to the terms of the Company's Employee Long Term Incentive Plan (the "Plan"), the Company hereby grants to the Optionee an Incentive Stock Option (the "Option") to purchase an aggregate of _________shares of the Company's Class A Common Stock, par value $.015 per share, at an exercise price of $______ per share. This Option may be exercised at any time and from time to time, in whole or in part, subject to the further conditions contained herein.

     2. TERM. The term of this Option shall be ten years from the date hereof, subject to earlier termination as provided in the Plan, as amended from time to time, and subject to the restrictions concerning the exercise of Options set forth therein.

     3. EXERCISABILITY. This Option is exercisable immediately with respect to 25% of the shares subject hereto, and with respect to an additional 25% of such shares on each of the first, second and third anniversary dates of the date hereof, EXCEPT THAT, if the Optionee is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, NO PART of this Option shall become exercisable for six months following the grant date hereof.

     4. PAYMENT OF EXERCISE PRICE. In order for this Option to be exercised, in whole or in part, the Optionee must notify the Company in writing of such exercise, specifying the number of shares being purchased and accompanied by payment in full of the aggregate exercise price for the number of shares being purchased.

     5.   TRANSFERABILITY.   This  Option  is  not  transferrable   by  the
Optionee other than by Will or the laws of descent and distribution and is exercisable, during his/her lifetime, only by the Optionee.

     6. BINDING EFFECT. This Option shall be binding upon and inure to the benefit of any successor or assignee of the Company and any executor, administrator, legal representative, legatee or distributee entitled by law to exercise the Optionee's rights hereunder.

     7. OPTION PLAN. The Optionee hereby agrees to all the terms and provisions of the Plan and any future amendments thereto, which are expressly incorporated into this Option and made a part hereof as if printed herein. A current copy of the Plan will be provided to the Optionee by the Company at any time and without charge, upon request.

     IN WITNESS WHEREOF, the Company has caused this Option to be executed on its behalf by its duly authorized officer, and the Optionee has hereunto set his/her hand, as of the _____day of _______________, 19___.


                                   COMPANY:

OPTIONEE:                          ACC CORP.

_____________________________ By: _________________________________

                              Title: ________________________________

(FORM)          NON-QUALIFIED STOCK OPTION CONTRACT


     This NON-QUALIFIED STOCK OPTION CONTRACT is made by and between ACC Corp., a Delaware corporation with its principal executive offices at 400 West Avenue, Rochester, New York 14611 (the "Company") and
_______________________with             an            address            of
_____________________________________________________________          (the
"Optionee").

     The parties hereby agree as follows:

     1. GRANT OF OPTION. Pursuant to the terms of the Company's Employee Long Term Incentive Plan (the "Plan"), the Company hereby grants to the Optionee a Non-Qualified Stock Option (the "Option") to purchase an aggregate of _________ shares of the Company's Class A Common Stock, par value $.015 per share, at an exercise price of $__________ per share. This Option may be exercised at any time and from time to time, in whole or in part, subject to the further conditions contained herein.

     2. TERM. The term of this Option shall be ten years and one day from the date hereof, subject to earlier termination as provided in the Plan, as amended from time to time, and subject to the restrictions concerning the exercise of Options set forth therein.

     3. EXERCISABILITY. This Option is exercisable immediately with respect to 25% of the shares subject hereto, and with respect to an additional 25% of such shares on each of the first, second and third anniversary dates of the date hereof, EXCEPT THAT, if the Optionee is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, NO PART of this Option shall become exercisable for six months following the grant date hereof.

     4. PAYMENT OF EXERCISE PRICE. In order for this Option to be exercised, in whole or in part, the Optionee must notify the Company in writing of such exercise, specifying the number of shares being purchased and accompanied by payment in full of the aggregate exercise price for the number of shares being purchased.

     5.   TRANSFERABILITY.   This  Option  is  not  transferrable   by  the
Optionee other than by Will or the laws of descent and distribution and is exercisable, during his/her lifetime, only by the Optionee.

     6. BINDING EFFECT. This option shall be binding upon and inure to the benefit of any successor or assignee of the Company and any executor, administrator, legal representative, legatee or distributee entitled by law to exercise the Optionee's rights hereunder.

     7. OPTION PLAN. The Optionee hereby agrees to all the terms and provisions of the Plan and any future amendments thereto, which are expressly incorporated into this Option and made a part hereof as if printed herein. A current copy of the Plan will be provided to the Optionee by the Company at any time and without charge, upon request.

     IN WITNESS WHEREOF, the Company has caused this Option to be executed on its behalf by its duly authorized officer, and the Optionee has hereunto set his/her hand, as of the _____day of ____________, 19___.


                                   COMPANY:

OPTIONEE:                          ACC CORP.

_________________________________  By: ____________________________

                                   Title: _________________________

(FORM)               STOCK INCENTIVE AGREEMENT

     This STOCK INCENTIVE AGREEMENT ("Agreement") is made between ACC CORP., a Delaware corporation (the "Company") and_________________ (the "Holder").

     The parties agree as follows:

     1) GRANT OF SIRS. The Company hereby grants to the Holder__________ Stock Incentive Rights ("SIRs") under the Company's Employee Long Term Incentive Plan (the "Plan"), subject to the conditions contained hereinafter. These SIRs represent the right of the Holder to receive, without any payment of any kind to the Company, an equal number of shares of the Company's Class A Common Stock, par value $.015 per share, at the end of the relevant Incentive Period(s) designated below and subject to the other terms and conditions of the Plan.

     2) INCENTIVE PERIOD(S). The Incentive Period(s) applicable to these SIRs shall be as follows: as to 50% of these SIRs, the three-year period beginning on the grant date of these SIRs and ending on the third anniversary of that grant date; as to the next 25% of these SIRs, the four-year period beginning on the grant date of these SIRs and ending on the fourth anniversary of that grant date; and as to the last 25% of these SIRs, the five-year period beginning on the grant date of these SIRs and ending on the fifth anniversary of that grant date.

     3) VESTING OF SIRS. The Holder will be entitled to be issued 50% of the shares underlying these SIRs on the third anniversary of the grant date of these SIRs, an additional 25% of the shares underlying these SIRs on the fourth anniversary of the grant date of these SIRs, and the last 25% of the shares underlying these SIRs on the fifth anniversary of the grant date of these SIRs, PROVIDED THAT he/she is still an employee of the Company on the relevant anniversary date. If the Holder is not still an employee of the Company on the relevant anniversary date, then, except as provided in the Plan with respect to death, disability, retirement or a change in control of the Company during the relevant Incentive Period, he/she shall forfeit all rights to receive any shares not already issued.

     4) ISSUANCE OF SHARES. Certificates representing the number of shares underlying these SIRs that the Holder is entitled to receive at the end of the relevant Incentive Period described above will be issued promptly after the end of that Incentive Period, NET of any applicable tax withholdings against such issuance(s) made in accordance with the terms of the Plan.

     5) DIVIDEND EQUIVALENT PAYMENTS. As further described in the Plan, during the Incentive Period(s), the Holder will be entitled to receive, on all SIRs then held, dividend equivalent payments with respect to any cash dividends declared by the Company on its Class A Common Stock.

     6) NONTRANSFERABILITY. This grant is not transferable by the Holder, in whole or in part, whether voluntarily, by operation of law, by Will or the laws of descent and distribution, or otherwise. In the event of the Holder's death, disability or retirement during an Incentive Period, any issuance of shares underlying this grant shall be made in accordance with the terms of the Plan.

     7) INCORPORATION OF PLAN. The Holder hereby agrees to all the terms and provisions of the Plan applicable to this grant, which are expressly incorporated into this agreement and made a part hereof as if printed herein. A copy of the Plan will be provided to the Holder at any time upon request.

     8) BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee or distributee of the Holder.

     IN WITNESS WHEREOF, the Company and the Holder have duly executed this Agreement as of the grant date of these SIRs, which is shown below.

ACC CORP.                          HOLDER:

By:  ______________________________ ________________________________

Title:  ____________________________


Grant Date: